Exhibit 10.1

                               PURCHASE AGREEMENT

This Agreement made this 3rd day of January, 2000 (the "Agreement") by and between Spectrum Information Technologies, Inc. doing business as Siti-Sites.com ("SITI") and Theodore Mazola ("Ted") is intended to provide for the purchase of an e-commerce business and website owned and operated by Ted, known as Hungry Bands.com, and his employment thereafter as an executive of SITI, on the terms and conditions hereinafter set forth.

Now Therefore, in consideration of the mutual covenants and understandings set forth herein, the parties do hereby agree as follows:

1. Purchase of Business and Website. Ted hereby sells, assigns and transfers the e-commerce business and website of Hungry Bands.com to SITI, including, without limitation, all of their assets, properties, contracts, client lists, artist contracts, inventories, service contracts, receivables, proprietary information, website and related software, servers, computer equipment, records and other properties and assets in any form, subject to all existing liabilities, for future operation by SITI. A current balance sheet for such business and website, including HB.net, has been furnished to SITI and has been approved for this transaction, annexed as exhibit A. Among other assets, Hungry Bands.com is represented and warranted to include at least 1,500 bands under artist contracts, although some 1,000 thereof have not yet been uploaded into the website, and is currently attracting approximately 6,000 unique internet "hits" per month to its website.

2. Payment in Shares of SITI. Ted shall be entitled to receive in payment 50,000 shares of SITI common stock, on January 15, 2000; after transfer and ongoing operations of the website are secure and in working operation by SITI ( expected by February of 2000), Ted shall receive an additional 50,000 shares of such common stock, and provided he has performed and complied with all the terms and conditions hereof, an additional 50,000 shares thereof on June 30, 2000.

3. Services. SITI shall hereafter employ Ted as its Vice-President/Technical Director to manage theHungry Bands.com website, and SITI's other websites, supervising the day to day operation thereof under the direction and control of SITI's management. Ted shall be employed at a salary of $68,000 annually the first year, with increases contemplated based on his performance, along with bonuses and stock option or stock grants similarly based, all reviewable by SITI's management each six months, in a format further elaborated below.

      SITI has advanced Ted $4,000 during the past weeks, and expects to advance him $8,000 more within three months, to assist him in clearing personal debts to his last employer, all repayable in one year from the date hereof, unless SITI grants bonuses or other compensation to him which satisfies such obligation earlier. After two months, Ted shall also be included in SITI's insured medical/dental plan for employees and their families. Ted manages other website ventures, but has represented he is a full-time executive, and will devote all necessary time and attention to SITI's business during his employment hereunder, to maximize results at its several websites and other ventures.

      Ted will join with SITI's management in developing a series of goals for the coming year and each succeeding year, for all of SITI's websites for which Ted shall be responsible, including number of unique hits, integration of software from various sources, number of artists or similar benchmarks added to each site, additions of technical personnel, revenues and operating earnings or losses, acquisitions facilitated by Ted's efforts, and other corporate objectives within his executive control and attainment. An annual bonus in cash and/or stock shall be agreed upon by weighting each objective, and distributed each six months based upon the results achieved on such agreed goals at that point, by Ted and his team, each member thereof to share therein based on their respective contribution, as determined by Ted in conjunction with SITI management.

4. Confidentiality Covenant. Ted agrees that while employed by SITI, he will not engage in any other business activity which, after his full disclosure thereof, conflicts with his obligations to build SITI as Technical Director of its websites. Any potentially competitive activities to SITI's operations shall be reviewed with its management. Furthermore, Ted shall keep confidential, and not use for his own account, all of the trade secrets, know-how, software, and other proprietary information and materials of SITI and its subsidiary and affiliated operations, including artists, promotions, customer or contact lists and other data which comes into his purview as a result of his activities on behalf of SITI. Ted acknowledges that the covenants set forth above are necessary for SITI's protection and that the nature and scope thereof are reasonable.

5. Representations and Warranties. Ted makes the representations and warranties to SITI set forth herein and in exhibit B annexed hereto, which also contains representations and warranties by SITI to Ted as to its common stock and other matters.

6. Piggy-Back Registration Rights. The shares being issued to Ted hereunder are not registered under the Securities Act of 1933, and will bear a legend restricting their marketability as set forth in exhibit C. SITI will grant Ted customary registration rights, on a pro-rata basis, along with other executives on all future SITI registered share offerings, subject to any underwriters' restrictions or conditions imposed thereon.

7. Good Faith and Fair Dealings. The parties acknowledge that SITI's several websites and business plans are all start-ups with high risks and growth potential, and anticipate changes in focus or strategy. The parties foresee a continuing requirement of good faith, fairness and full disclosure in their dealings with each other , and each party agrees that such standards shall apply to all of such dealings.

8. Miscellaneous. This Agreement and the exhibits annexed thereto contain the entire understanding of the the parties with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding unless in writing and executed by the parties. This Agreement shall be governed by, construed and enforced in accordance with the laws of New York. Ted shall not assign any of his rights or obligations hereunder without the written consent of SITI.

In Witness Whereof, the parties have executed and delivered this Agreement as of the day and year first above written.


Spectrum Information Technologies, Inc.      Theodore Mazola
 d/b/a Siti-Sites. com


By /s/ Lawrence M. Powers                    /s/ Theodore Mazola
------------------------------------         -----------------------------------
Lawrence M. Powers, Chairman/CEO             36 Fieldway Avenue
594 Broadway, Suite 1001, N.Y., N.Y.10012    Staten Island, N.Y. 10308